                                                                  EXHIBIT (d)(6)


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER IS OBTAINED TO THE EFFECT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

Dated as of May 6, 2003

                             CMS ENERGY CORPORATION

Warrant for the Purchase of Shares of Common Stock

                  FOR VALUE RECEIVED, CMS ENERGY CORPORATION, a Michigan corporation (the "Company"), hereby certifies that Dresdner Klienwort Wasserstein, Inc., or its registered and permitted assigns (the "Holder"), is entitled, subject to the provisions of this Warrant (this "Warrant"), to purchase from the Company 67,891 fully paid and non-assessable shares of Common Stock (as defined below) at a price of $8.25 per share (the "Exercise Price").

                  The term "Common Stock" means the Common Stock, no par value per share, of the Company as constituted on the date hereof (the "Base Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Shares." The term "Company" means and includes the corporation named above as well as (i) any successor corporation or other entity resulting from the merger or consolidation of such corporation or (ii) any corporation or other entity to which such corporation has transferred all or substantially all of its property or assets.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

                  The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

                  1. Exercise of Warrant.

                  1.1. Exercise Generally. This Warrant may be exercised in whole or in part, at any time or from time to time during the period commencing on the date hereof and expiring at 5:00 p.m. Eastern Time on the seventh anniversary of the date hereof (the "Expiration Date") or, if such day is Saturday, Sunday or other day on which banking institutions in New York are authorized by law to close, then on the next succeeding day (any day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized by law to close, a "Business Day"). Exercise of this Warrant shall be effected by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney. Such payment shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. If this Warrant should be exercised in part only, the Company shall upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

                  Upon receipt by the Company at its office of this Warrant, together with the Exercise Price, or by the stock transfer agent of the Company at such agent's office, in proper form for exercise, the Company shall issue and cause to be delivered within a reasonable time, not to exceed 15 calendar days, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of Warrant Shares issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares, as of the date of the surrender of this Warrant, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder or designee. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Shares on exercise of this Warrant.

                  1.2. Cashless Exercise. Upon exercise of this Warrant, in lieu of making a cash payment of the Exercise Price in accordance with Section 1.1 and receiving the number of Warrant Shares issuable upon such payment, the Holder may elect to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised) without any cash payment. Such right (a "Cashless Exercise") may be elected by surrender of this Warrant at the principal office of the Company, together with notice of such election (which notice shall be made by marking the appropriate line on the Warrant Exercise
Form), in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

                  X =      Y(A-B)
                           ------

                              A

                  Where X =The number of Warrant Shares to be issued to Holder.

                  Y =The total number of Warrant Shares purchasable under this Warrant (as adjusted to the date of such calculation), or the portion thereof being exercised.

                  A =The Fair Market Value (as defined below) of one Warrant Share.

                  B =Exercise Price (as adjusted to the date of such calculation).

For the purpose of any computation under this Section, the "Fair Market Value" of the Warrant Shares at any date shall be (i) if the Common Stock is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the value of the Common Stock as determined in good faith by the Board of Directors of the Company not taking into account the absence of an active trading market or the minority nature of the investment; or (ii) if the Common Stock is registered under the Exchange Act, the average of the daily closing bid prices, on the primary market on which such securities are listed or traded, for each day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices for all of the Business Days before such date for which daily closing bid prices are available.

                  In the event that the Holder has not exercised this Warrant on or before the Expiration Date, the Holder will be deemed to have elected a Cashless Exercise immediately prior to the Expiration Date and the Company will deliver to the Holder as soon as practicable after the Expiration Date such number of Warrant Shares as shall be determined pursuant to this Section 1.2.

                  2. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all Warrant Shares from time to time receivable upon exercise of this Warrant, all such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

                  3. Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market of such fractional Warrant Share in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant, as determined by the Board of Directors of the Company.

                  4. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder. Subject to Section 8, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Subject to Section 8, this Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof be entitled to any rights as a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

                  6. Anti-Dilution Provisions; Etc.

                  6.1. Adjustment for Recapitalization. If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of Warrant Shares subject to this Warrant immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Warrant Shares subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this Section 6.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date of such adjustment based thereon shall be the record date therefor.

                  6.2. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company after the Base Date or in case after such date the Company shall consolidate with or merge into another corporation or other entity or convey all or substantially all of its assets to another corporation or other entity, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation, and all references herein to "Warrant Shares" or to "Common Stock" shall include any such securities or property so receivable.

                  6.3. No Dilution. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution to the extent provided herein. Without limiting the generality of the foregoing, while this Warrant is outstanding, the Company (a) will not permit the par value, if any, of the Warrant Shares to be above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable Warrant Shares upon the exercise of this Warrant.

                  6.4. Certificate as to Adjustments. In each case of an adjustment in the number of shares of Warrant Shares, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

                  6.5. Liquidation, Etc. Upon any liquidation, dissolution or winding up of the Company, the holder shall receive such cash or property (less the product of the Exercise Price times the number of Warrant Shares for which this Warrant is exercisable) which the Holder would have been entitled to receive upon the happening of such liquidation, dissolution or winding up had the Warrants been exercised and the Warrant Shares issued immediately prior to the occurrence of such liquidation, dissolution or winding up.

                  6.6. Notices of Record Date, Etc.  In the event:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend thereto paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or other entity, or any conveyance of all or substantially all of the assets of the Company to another corporation or other entity;

then, and in each such case, the Company shall mail or cause to be mailed to the Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified and this Warrant may be exercised prior to said date during the term of this Warrant.

                  7. Registration Rights.

                  7.1. Certain Definitions. For the purposes of this Section 7, the following terms shall have the following meanings:

                  "Registrable Securities" means (a) any Warrant Shares issued or issuable upon exercise of any Warrants (which shall be deemed, for the purposes of this definition, to have been issued to, and to be held by, the Holders of such Warrants) and (b) any securities issued or issuable with respect to any such Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares of Common Stock of the Company, recapitalization, merger, consolidation, reorganization or otherwise. As to any such Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities shall have been declared effective and such securities shall have been disposed of in accordance with such Registration Statement, (ii) they shall have been distributed to the public in reliance on Rule 144, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration under the Securities Act or qualification of them under state blue sky laws, or
(iv) they shall have ceased to be outstanding.

                  "Registration Statement" means a registration statement of the Company that is in compliance with the Securities Act.

                  7.2. Right to Piggyback. Whenever the Company proposes to register or qualify for distribution by prospectus any of its securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form or prospectus to be filed may be used for the registration or qualification for distribution of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company will give prompt written notice to all Holders of its intention to effect such a registration or file such prospectus and will include in such registration or qualification all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice. Any holder of Registration Securities that has given such a written request may withdraw its Registrable Securities from the related Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the 30th day prior to the planned effective date of the related Piggyback Registration.

                  7.3. Piggyback Expenses. The Company will pay the expenses incidental to the Company's and the Holders' performance of or compliance with this Section 7, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions), other persons retained by the Company, and reasonable and customary fees and disbursements of one counsel for the Holders, whether or not any registration or prospectus has become effective or final.

                  7.4. Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration or distribution by prospectus on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration or qualification for distribution by prospectus of Registrable Securities) that in their opinion the number of securities requested to be included in such registration or prospectus exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration or prospectus, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration or prospectus. The Company shall have the right to terminate or withdraw any registration initiated by it under this paragraph prior to the effectiveness of such registration and, except pursuant to Section 7.3, the Company shall have no liability to any of the Holders of Registrable Securities in connection with such termination or withdrawal.

                  7.5. Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration or distribution by prospectus on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration or qualification for distribution by prospectus exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration or prospectus (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration or prospectus, pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein owned by each such holder, and (ii) second, other securities requested to be included in such registration or prospectus.

                  7.6. Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities and such previous registration or offering by prospectus has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration or prospectus of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor or similar forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration or date the previous prospectus became final.

                  7.7. Indemnification. The Company agrees to indemnify and hold harmless, each holder of Registrable Securities, its affiliates and their respective officers and directors and controlling person(s) (within the meaning of the Securities Act) against, and pay and reimburse such holder, affiliate, director or officer or controlling person for any losses, claims, damages, liabilities, joint or several, to which such holder or any such affiliate, director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay and reimburse such holder and each such affiliate, director, officer and controlling person for any reasonable and customary legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company, if requested, will indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  7.8. Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the holders of Registrable Securities covered by the Registration Statement in question and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph of this Section 7.8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section
7.8 except to the extent and under such circumstances as such party would have been liable to indemnify under Section 7.7 if such indemnification were enforceable under applicable law.

                  8. Transfer to Comply with the Securities Act. This Warrant and any Warrant Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of unless registered under the Securities Act and any applicable state securities laws or pursuant to available exemptions from such registration, provided that the transferor delivers to the Company an opinion of counsel or other evidence reasonably satisfactory to the Company confirming the availability of such exemption.

                  9. Legend. Unless the Warrant Shares have been registered under the Securities Act or sold pursuant to Rule 144 thereunder, upon exercise of any of the Warrants and the issuance of any Warrant Shares, all certificates representing such securities shall bear on the face thereof substantially the following legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act and any applicable state securities laws or unless an opinion of counsel or other evidence reasonably satisfactory to the Issuer is obtained stating that such disposition is in compliance with an available exemption from such registration.

                  10. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice hereunder.

                  11. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law rules thereof.

                  12. Representation of Holder. The Holder hereby represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of ownership of this Warrant and the Warrant Shares.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                      CMS ENERGY CORPORATION


                                      By: /s/ Thomas J. Webb
                                          --------------------------------
                                          Name:Thomas J. Webb
                                          Title:Executive Vice President and
                                                Chief Financial Officer

WARRANT EXERCISE FORM

                  THE UNDERSIGNED hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________ shares of Common Stock of CMS ENERGY CORPORATION, a Michigan corporation, at an exercise price of $________ per share, and in payment therefor hereby:

                  ______ makes payment of an aggregate of $__________, or

                  ______ elects a Cashless Exercise (pursuant to Section 1.2 of the Warrant), in which Cashless Exercise the Holder will surrender the right to acquire ________ number of Warrants Shares in exchange for the number of shares of Common Stock indicated in the first clause of this Warrant Exercise Form.


                                By:                                      *
                                    --------------------------------------
                                    Name:
                                    Title:
                                    Date:
                                * (signature must conform in all respects to the name of holder as specified on the face of the Warrant)


INSTRUCTIONS FOR ISSUANCE OF STOCK
(if other than to the registered holder of the within Warrant)

Name
     --------------------------------------------------------------------------
       (Please typewrite or print in block letters)

Address
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

Social                         Security                                      or
Taxpayer Identification Number
                               ------------------------------------------------

ASSIGNMENT FORM


FOR VALUE RECEIVED,
                    -----------------------------------------------------------

hereby sells, assigns, and transfers unto

Name
     --------------------------------------------------------------------------
     (Please typewrite or print in block letters)

the right to purchase Common Stock of CMS ENERGY CORPORATION, a Michigan corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Dated:                                       By: ______________________________
                                                 Name:
                                                 Title:
                                                 Date: